EXHIBIT 99b1



                             AMERICAN BRANDS, INC.
                     MASTER DEFINED CONTRIBUTION PLAN TRUST


     THIS AGREEMENT made as of the first day of January, 1992, by and between AMERICAN BRANDS, INC., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the "Company") and THE NORTHERN TRUST COMPANY, an Illinois corporation, of Chicago, Illinois, as Trustee (hereinafter referred to as the "Trustee").

                             W I T N E S S E T H :

     WHEREAS, the Company and certain of the Company's subsidiaries have adopted and may hereafter adopt defined contribution employee pension benefit plans ("Separate Plans") for the benefit of their respective employees (the current Separate Plans being set forth in Schedule A attached hereto); and

     WHEREAS, the Company and certain of the Company's subsidiaries have heretofore established separate trusts complying with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") for the investment of the assets of the Separate Plans and desire to appoint the Trustee as successor trustee under certain of such trusts; and

     WHEREAS, the members of the Company's Trusts Investment Committee (the "Committee") common to all of the Separate Plans have been designated under each Separate Plan as named fiduciaries with respect to the management and control of the assets of such Separate Plans; and

     WHEREAS, all or part of the assets of each Separate Plan will be transferred to the Trustee under this Agreement as successor trustee, pursuant to the authority granted by the board of directors of the employer sponsoring such Separate Plan; and

     WHEREAS, the trust assets so transferred from time to time will constitute a trust fund to be held hereunder for the benefit of the Separate Plans; and

     WHEREAS, the Trustee is willing to hold and administer such trust assets pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby covenant and agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     For the purpose of this Agreement:

     1.1 "American Common Stock" means Common Stock of American Brands, Inc., a Delaware corporation, as now constituted and any other common stock into which it may be reclassified;

     1.2 "Beneficiary" means a person designated to receive a benefit under a Separate Plan after the death of a Participant;

     1.3 "Board of Directors" means the Board of Directors of the Company;

     1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, the regulations issued thereunder and any successor statute thereto;

     1.5 "Committee" means the Trusts Investment Committee appointed by the Board of Directors which has the responsibility for allocating the assets of the Fund among the Separate Accounts and for assuring that no Separate Plan violates any provision of ERISA limiting the acquisition or holding of securities or other property of the Company or any Subsidiary, and which is deemed for purposes of ERISA to be a named fiduciary with respect to the management and control of the assets of the Separate Plans;

     1.6 "Company" means American Brands, Inc. and any corporation which is the successor thereto and which elects to become a party to this Agreement by resolution adopted within ninety (90) days after the effective date of the consolidation, merger or sale of assets by which the succession is effected;

     1.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations issued thereunder;

     1.8 "Fund" means all of the following considered collectively: the American Stock Fund, the Diversified Fund, the Equity Fund, the Short-Term Investment Fund, the Government Securities Fund, the Frozen GIC Fund and any other funds designated pursuant to Article FIVE. Each may be composed of a Separate Account or a group of Separate Accounts designated by the Committee;

     1.9 "Investment Advisor" means an Investment Manager or an Investment Trustee or, in cases where the Committee has assumed investment responsibility for a Separate Account, the Committee;

     1.10 "Investment Manager" means an investment manager registered as an investment advisor under the Investment Advisors Act of 1940, a bank as defined in that Act or an insurance company qualified to manage, acquire or dispose of any asset of the Fund, which is appointed by the Company to manage a Separate Investment Account, except that the Trustee shall have no responsibility to determine whether a person or entity acting as an Investment Manager meets or continues to meet this definition;

     1.11 "Investment Trustee" means the trustee appointed by the Company to manage a Separate Investment Trust Account; 1.12 "Participant" means a person who is an employee or former employee of the Company or of a Subsidiary and who is or was actually participating in a Separate Plan; 1.13 "Plan Account" means the interest of each Separate Plan in the Fund; 1.14 "Separate Account" means a Separate Investment Account, a Separate Investment Trust Account or a Separate Insurance Contract Account;

     1.15 "Separate Insurance Contract Account" means assets of the Fund allocated by the Committee to a Separate Account for investment in insurance contracts directed by the Committee;

     1.16 "Separate Investment Account" means assets of the Fund allocated by the Committee to the American Stock Fund and each Separate Account to be managed by an Investment Manager or the Committee;

     1.17 "Separate Investment Trust Account" means assets of the Fund allocated by the Committee to a Separate Account to be managed by an Investment Trustee;

     1.18 "Separate Plan" means any separate defined contribution employee pension benefit plan for employees of the Company or any Subsidiary for which this Agreement has been adopted as the funding medium;

     1.19 "Subtrust" means assets of a Separate Investment Account which are held by a subtrustee designated by the Company and which are subject to the management of an Investment Manager;

     1.20 "Subsidiary" means a subsidiary or affiliated organization of the Company which adopts this Agreement; and

     1.21 "Trustee" means The Northern Trust Company and any successor thereto as trustee or trustees of the Fund under this Agreement.


                                  ARTICLE TWO

                            VALUATION AND ALLOCATION

     The Trustee shall hold the Fund as a commingled fund or commingled funds in which each Separate Plan shall be deemed to have a proportionate undivided interest in the fund or funds in which it participates, except that each fund or asset identified by the Committee as allocable to a particular Plan Account, herein referred to as an "identified fund" or "identified asset," and income, appreciation or depreciation and expenses attributable to a particular Plan Account or to an identified asset thereof, shall be allocated or charged to that Plan Account. Contributions to a Separate Plan shall be designated by the administrator of the Separate Plan as allocable, and distributions from a Separate Plan shall be designated by the administrator of the Separate Plan as chargeable, to a particular Plan Account and shall be so allocated or charged. The beneficial interest of each Separate Plan shall be available solely to satisfy the benefits payable under such Separate Plan and shall not be available to satisfy the benefits payable under any other Separate Plan or any other plan. At the close of business at the end of each month and at such other times as directed by the Committee, the Trustee shall periodically determine the value of each Plan Account on such basis as the Trustee and the Committee shall from time to time agree (considering the fair market value of the assets initially
received  from  the  predecessor   trustee  and  subsequent   contributions  and
distributions, net income, net appreciation or depreciation and expenses attributable to the Separate Plan) and shall render a statement thereof to the Committee and the administrator of the respective Separate Plan within ninety
(90) days after each valuation date.


                                 ARTICLE THREE

                                 DISTRIBUTIONS

     The Trustee shall make distributions from the Fund in cash or in kind to such persons, in such amounts, at such times and in such manner as the administrator of each Separate Plan shall from time to time direct in writing, or the administrator of a Separate Plan may, after written notice to the Trustee of its assumption of the responsibility, make the distributions from the Fund through a commercial banking account held in the name of this Trust in a federally insured banking institution (including the Trustee) which is used exclusively for that purpose and to which the Trustee shall make such deposits from the Fund as the administrator of the Separate Plan may from time to time direct in writing, except that the Trustee may reserve such reasonable amount as the Trustee shall deem necessary to pay any income or death taxes attributable to a distribution or may require such release from a taxing authority or such indemnification from the distributee as the Trustee shall deem necessary for the protection of the Trustee. The Trustee shall have no responsibility to ascertain whether any direction received by the Trustee from the administrator of a Separate Plan in accordance with the preceding sentence is proper and in compliance with the terms of the Separate Plan or to see to the application of any distribution or, with respect to deposits made to a commercial banking account, to account for funds retained therein or disbursed by the administrator of the Separate Plan or to prepare any informational returns for tax purposes as to distributions made therefrom.

     The Trustee shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of any recipient. If any distribution made by the Trustee is returned unclaimed, the Trustee shall notify the administrator of the Separate Plan from which the distribution was made and shall dispose of the distribution as the administrator of the Separate Plan shall direct.


                                  ARTICLE FOUR

                   SEPARATE ACCOUNTS AND INVESTMENT ADVISORS

     The Committee may from time to time (and shall with respect to any asset of the Fund as to which the Trustee is for any reason unwilling or unable to act) effect the establishment of one or more Separate Accounts, and one or more Subtrusts, by written instrument delivered to the Trustee and shall designate assets of the Fund to be allocated thereto, and direct the Trustee to transfer assets of the Fund to or from a Separate Account or Subtrust. The following provisions shall apply to the Separate Accounts:

     4.1 With respect to each Separate Investment Account where an Investment Manager has been appointed, the Investment Manager thereof shall acknowledge by written notice to the Committee and to the Trustee that the Investment Manager is a fiduciary with respect to the assets allocated thereto. The Investment Manager shall have custody of any portion of the assets invested in a collective trust fund operated by the Investment Manager or its banking affiliate, and the subtrustee of a Subtrust shall have custody of any portion of the assets allocated to it by the Committee; the Trustee shall have custody of all other assets and shall act with respect to those assets only as directed by the Investment Manager.

     4.2 With respect to each Separate Investment Trust Account, the Trustee and the Investment Trustee thereof shall execute an investment trust agreement with respect thereto. The Investment Trustee shall have custody of such portion of the assets as the Committee may from time to time determine; the Trustee shall have custody of all other assets and shall act with respect to those assets only as directed by the Investment Trustee.

     4.3 With respect to each Separate Insurance Contract Account, with assets allocated thereto the Trustee shall purchase or continue in effect such insurance contracts, including annuity contracts and policies of life insurance, as the Committee shall direct, the issuing company may credit those assets to its general account or to one or more of its separate accounts, and the Trustee shall act with respect to those contracts only as directed by the Committee.

     4.4 The Committee may by written notice to the Trustee assume investment responsibility for a Separate Account or for assets held in any cash account maintained by the Trustee. With respect to assets or Separate Accounts over which the Committee has assumed investment responsibility, the Trustee, acting only as directed by the Committee, shall enter into such agreements as are necessary to facilitate any investment, including agreements entering into a limited partnership, Subtrust or the participation in real estate funds. The Trustee shall not make any investment review of, or consider the propriety of holding or selling, or vote any assets over which the Committee has assumed investment responsibility.

     4.5 With respect to each Separate Account, the Investment Advisor thereof (or with respect to those assets in a cash account over which the Committee has assumed investment responsibility, the Committee) shall have the investment powers granted to the Trustee by Article SIX, as limited by 7.1 through 7.3, as if all references therein to the Trustee referred to the Investment Advisor (or the Committee).

     4.6 The Committee may also direct the Trustee to lend securities of the Fund held by the Trustee by entering into a written agreement with the Trustee. The terms of the agreement between the Committee and the Trustee shall be consistent with Department of Labor Prohibited Transaction Exemption 81-6 or any successor exemption. The written agreement between the Committee and the Trustee shall direct the Trustee to enter into a loan agreement with a borrower or borrowers. The Trustee shall transfer securities to the borrower and invest the collateral received in exchange for the securities. Notwithstanding anything in this Agreement to the contrary, the borrower shall have the authority and responsibility to vote securities it has borrowed. The Trustee shall maintain a record of the market value of the loaned securities and shall be paid reasonable compensation as agreed to by the Trustee and the Committee.


                                  ARTICLE FIVE

                             INVESTMENT OF THE FUND

     Except as otherwise provided in this Agreement, the Fund shall be composed of assets of the American Stock Fund, the Diversified Fund, the Equity Fund, the Short-Term Investment Fund, the Government Securities Fund, the Frozen GIC Fund which shall be invested as herein provided and such other funds as may be designated from time to time by the Committee. The administrator of each Separate Plan shall direct the Trustee with respect to the allocation of assets of the Separate Plan to the Funds and with respect to transfers among such Funds. Pending directions to allocate contributions among the Funds, the Trustee shall hold the contributions in a separate account invested in short-term investments, including common or collective short-term investment funds of the Trustee.

     5.1 American Stock Fund. The American Stock Fund shall comprise such contributions made to each Separate Plan as shall be specified by the administrator of the Separate Plan, together with such portion of assets transferred from the predecessor trustees as designated by the Committee, together with the proceeds thereof, the income therefrom and any increment thereon. With respect to the American Stock Fund the Trustee shall have the duty to the extent practicable to buy American Common Stock, as now constituted and any other common stock into which it may be reclassified, and pending investment in American Common Stock or distribution from the American Stock Fund to invest in collective short-term investment funds of the Trustee.

     The Trustee may keep such portion of the American Stock Fund in cash or cash balances as the Committee may from time to time direct for liquidity purposes without liability for the payment of interest thereon.

     Except for the short-term investment of cash, the Company has limited the investment power of the Trustee in the American Stock Fund to the purchase of American Common Stock. The Trustee shall not be liable for following the provisions of this Agreement with respect to such investment in and retention of American Common Stock and investment in and retention of any Preferred Share Purchase Rights should such rights become transferable separately from American Common Stock and of any security into which such rights may be exchanged and the Company (which has the authority to do so under the laws of the State of Delaware) agrees to indemnify the Trustee from any liability, loss and expense, including reasonable legal fees and expenses which the Trustee may sustain by reason thereof. This paragraph shall survive the termination of this Agreement.

     5.2 Diversified Fund. The Diversified Fund shall comprise such contributions made to each Separate Plan as shall be specified by the administrator of the Separate Plan, together with such portion of assets transferred from the predecessor trustees as designated by the Committee, together with the proceeds thereof, the income therefrom and any increment thereon. The Diversified Fund shall be invested and reinvested, without distinction between principal and income, as the Trustee may be directed by and in the sole discretion of the Investment Manager. In the absence of directions from the Investment Manager the Trustee shall have no power, duty or authority to invest the Diversified Fund except as expressly provided in 5.8.

     5.3 Equity Fund. The Equity Fund shall comprise such contributions made to each Separate Plan as shall be specified by the administrator of the Separate Plan together with such portion of assets transferred from the predecessor trustees as designated by the Committee, together with the proceeds thereof, the income therefrom and any increment thereon. The Equity Fund shall be invested and reinvested, without distinction between principal and income, as the Trustee may be directed by and in the sole discretion of the Investment Manager. In the absence of directions from the Investment Manager the Trustee shall have no power, duty or authority to invest the Equity Fund except as expressly provided in 5.8.

     5.4 Short-Term Investment Fund. The Short-Term Investment Fund shall comprise such contributions made to each Separate Plan as shall be specified by the administrator of the Separate Plan, together with such portion of assets transferred from the predecessor trustees as designated by the Committee, together with the proceeds thereof, the income therefrom and any increment thereon. The Short-Term Investment Fund shall be invested and reinvested, without distinction between principal and income, in common or collective short-term investment funds of the Trustee, consisting principally or entirely of any and all bonds, debentures, mortgages, equipment or other trust certificates, notes, obligations issued or guaranteed by the United States Government or its agencies, domestic bank certificates of deposit, domestic bankers' acceptances and repurchase agreements, and high grade commercial paper, all of which shall bear a fixed rate of return and are intended to minimize market fluctuations. The Trustee shall not be liable for any loss to or diminution of the Short-Term Investment Fund resulting from any action taken or omitted except if due to the failure of the Trustee to diversify the investments thereof so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, or due to the failure of the Trustee to act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

     In lieu of investment in common or collective short-term investment funds of the Trustee, the Company may appoint an Investment Manager to direct the Trustee as to the investment of the Short-Term Investment Fund in which event the Short-Term Investment Fund shall be invested as directed by the Investment Manager. In the absence of directions from the Investment Manager the Trustee shall have no power, duty or authority to invest the Short-Term Investment Fund except as expressly provided in 5.8.

     5.5 Government Securities Fund. The Government Securities Fund shall comprise such contributions made to each Separate Plan as shall be specified by the administrator of the Separate Plan, together with the proceeds thereof, the income therefrom and any increment thereon. The Government Securities Fund shall be invested and reinvested, without distinction between principal and income, as the Trustee may be directed by and in the sole discretion of the Investment Manager. In the absence of directions from the Investment Manager the Trustee shall have no power, duty or authority to invest the Government Securities Fund except as expressly provided in 5.8.

     5.6 Frozen GIC Fund. The Frozen GIC Fund shall comprise such guaranteed interest contracts with insurance carriers which have been transferred from the predecessor trustees. No new contributions or transfers to the Frozen GIC Fund may be made by a Separate Plan. The Trustee shall have no investment responsibility for such contracts and the Trustee shall act with respect to such contracts only as directed by the Committee. Upon maturity of a guaranteed interest contract held in the Frozen GIC Fund, the Committee shall direct the Trustee to transfer the proceeds thereof to another Fund. In the absence of directions from the Committee the Trustee shall have no power, duty or authority to invest the Frozen GIC Fund or to take any action with respect to any guaranteed investment contracts in the Frozen GIC Fund.

     5.7 The Investment Manager of the Diversified Fund, Equity Fund, Short-Term Investment Fund or Government Securities Fund at any time and from time to time may issue orders for the purchase or sale of securities directly to a broker, and in order to facilitate such transaction the Trustee upon request shall execute and deliver appropriate trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager, and the execution of each such order shall be confirmed to the Trustee by the broker. Such notification shall be authority for the Trustee to pay for securities purchased in accordance with industry practice and to deliver securities sold in accordance with industry practice, as the case may be.

     5.8 In the absence of instructions from the Investment Manager to the contrary, the Trustee shall invest all or any portion of any cash or cash balances in the Diversified Fund, Equity Fund, Short-Term Investment Fund or Government Securities Fund, in common or collective short-term investment funds of the Trustee. The Trustee shall not be liable for interest on any cash balances it holds uninvested following the directions from the Investment Manager.

                                  ARTICLE SIX

                               POWERS OF TRUSTEE

     Except as otherwise provided in this Agreement, the Trustee shall hold, manage, care for and protect the assets of the Fund and shall have until distribution thereof the following powers and, except to the extent inconsistent herewith, those now or hereafter conferred by law:

     6.1 To retain any asset originally included in the Fund or subsequently added thereto;

     6.2 To invest and reinvest the assets without distinction between income and principal in bonds, stocks, mortgages, notes, options, futures contracts, limited partnership interests or other property of any kind, real or personal, foreign or domestic, and at the direction of the Committee to enter into insurance contracts, including group annuity contracts;

     6.3 To deposit any part or all of the assets with the Trustee or its affiliate as trustee or another person or entity acting as trustee of any collective or group trust fund which is now or hereafter maintained as a medium for the collective investment of funds of pension, profit-sharing or other employee benefit plans, and which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, and to withdraw any part or all of the assets so deposited; any assets deposited with the trustee of a collective or group trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the fund, which are hereby incorporated herein by reference and shall prevail over any contrary provision of this Agreement;

     6.4 To deposit cash in any depository, including the banking department of the Trustee or its affiliate and any organization acting as a fiduciary with respect to the Fund;

     6.5 To hold any part of the assets in cash without liability for interest, pending investment thereof or the payment of expenses or making of distributions therewith;

     6.6 To cause any asset, real or personal, to be held in a corporate depository or federal book entry account system or registered in the Trustee's name or in the name of a nominee or in such other form as the Trustee deems best without disclosing the trust relationship, provided, however, that the Trustee shall retain responsibility with respect to assets so held to the same extent as if the Trustee retained custody thereof;

     6.7 To vote, either in person or by general or limited proxy, or refrain from voting, any corporate securities for any purpose; to exercise or sell any subscription or conversion rights; to consent to and join in or oppose any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and accept and hold other property received therefor;

     6.8 To lease any assets for any period of time though commencing in the future or extending beyond the term of the Trust;

     6.9 To borrow money from any lender, to extend or renew any indebtedness and to mortgage or pledge any assets;

     6.10 To sell at public or private sale, contract to sell, convey, exchange, transfer and otherwise deal with the assets, and to sell put and covered call options from time to time for such price and upon such terms as the Trustee sees fit; the Company acknowledges that the Trustee may reverse any credits made to the Fund by the Trustee prior to receipt of payment in the event that payment is not received;

     6.11 To employ agents, attorneys and proxies and to delegate to any one or more of them any power, discretionary or otherwise, granted to the Trustee;

     6.12 To compromise, contest, prosecute or abandon claims in favor of or against the Fund;

     6.13 To transfer the situs of any assets to any jurisdiction as often as the Trustee deems it advantageous to the Fund, appointing a substitute to itself to act with respect thereto; and in connection therewith, to delegate to the substitute trustee any or all of the powers given to the Trustee, which may elect to act as advisor to the substitute trustee and shall receive reasonable compensation for so acting; and to remove any acting substitute trustee and appoint another, or reappoint itself, at will;

     6.14 To lend securities held by the Trustee and to receive and invest collateral provided by the borrower, all pursuant to a written agreement with the Committee; and

     6.15 To perform other acts necessary or appropriate for the proper administration of the Fund, execute and deliver necessary instruments and give full receipts and discharges.


                                 ARTICLE SEVEN

                             LIMITATIONS ON POWERS

     For purposes of this Agreement, the powers and responsibilities allocated to the Trustee shall be limited as follows.

     7.1 The powers of the Trustee shall be exercisable for the exclusive purpose of providing benefits to the Participants and Beneficiaries under the Separate Plans and in accordance with the standards of a prudent man under ERISA.

     7.2 Subject to 7.1 and 7.3 and Article FIVE, the Trustee shall diversify the investments of that portion of the Fund of which it has investment responsibility so as to minimize the risk of large losses.

     7.3 The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by the Investment Advisor, any assets of the Fund allocated to a Separate Account in accordance with Article FOUR, except that the limitation imposed upon the Trustee by this paragraph shall not apply to any assets of the Fund loaned by the Trustee pursuant to 4.6, and except, further, that if the Trustee shall not have received contrary instructions from the Investment Advisor of a Separate Account the Trustee shall invest for short-term purposes any cash of that Separate Account in its custody in bonds, notes and other evidences of indebtedness having a maturity date not beyond five years from the date of purchase, United States Treasury Bills, commercial paper, banker's acceptances and certificates of deposit, undivided interests or participations therein and (if subject to withdrawal on a daily or weekly basis) participations in common or collective funds composed thereof and regulated investment companies.

     7.4 Voting of Shares in American Stock Fund.

     (a) Notwithstanding any other provision of a Separate Plan or this Agreement to the contrary, the Trustee shall have no discretion or authority to exercise any voting rights with respect to American Common Stock held in the American Stock Fund except as provided in this 7.4.

     (b) Each Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant or Beneficiary, as to the manner in which any voting rights of shares of American Common Stock attributable to his interest in the American Stock Fund are to be exercised with respect to any matter on which holders of American Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction received by the Trustee from such Participant or Beneficiary. With respect to the voting rights of shares of American Common Stock held in the American Stock Fund as to which timely written directions have not been received by the Trustee as provided in the preceding sentence and any shares of American Common Stock which are unallocated to accounts of Participants or Beneficiaries, the Trustee shall exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee shall combine fractional interests of Participants and Beneficiaries in shares of American Common Stock held in the American Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants and Beneficiaries. In giving directions to the Trustee as provided in this paragraph (b), each Participant or Beneficiary shall be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") with respect to the exercise of voting rights of shares of American Common Stock in accordance with such directions pursuant to both the first and the second sentences of this paragraph (b).

     (c) The Trustee shall communicate or cause to be communicated to all Participants and Beneficiaries the procedures regarding the exercise of voting rights of shares of American Common Stock held in the American Stock Fund. The Trustee shall distribute or cause to be distributed as promptly as possible to all Participants and Beneficiaries entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company, any Subsidiary and any other subsidiary or affiliated organization of the Company) that are being distributed to the holders of American Common Stock and either are directed generally to such holders or relate to any matter on which holders of American Common Stock are entitled to vote by proxy, consent or otherwise, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of the Company, any Subsidiary or any other subsidiary or affiliated organization of the Company. The Company and the administrator of each Separate Plan shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants and Beneficiaries, the number of shares of American Common Stock credited to each Participant's or Beneficiary's account and the number of shares of American Common Stock not yet allocated thereto, upon which the Trustee may conclusively rely. Anything to the contrary in this Agreement or a Separate Plan notwithstanding, except if the Company or Subsidiary serves as recordkeeper, to the extent necessary to provide the Company or Subsidiary with information necessary accurately to maintain records of Participant and Beneficiary account balances, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant or Beneficiary in connection with the exercise of voting rights of shares of American Common Stock held in the American Stock Fund and the identity of such Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, any Subsidiary and any other subsidiary or affiliated organization of the Company and any director, officer, employee or agent thereof, it being the intent of this 7.4 that the Company, each Subsidiary and each other subsidiary or affiliated organization of the Company and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant or Beneficiary in connection with the exercise of voting rights of such shares.

     (d) In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of this Agreement with respect to the exercise of voting rights of shares of American Common Stock held in the American Stock Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to exercise voting rights with respect to shares of American Common Stock held in the American Stock Fund, but shall exercise such voting rights in accordance with the last-dated timely written directions received from Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting rights of shares of American Common Stock held in the American Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (i) shall take into account directions timely received from Participants and Beneficiaries as being the most indicative of their best interests with respect to the exercise of such voting rights and (ii) shall take into consideration, in addition to any relevant financial factors bearing on any exercise of such voting rights, the continuing job security of Participants as employees of the Company, conditions of employment, employment opportunities and similar matters and the prospects of Participants and Beneficiaries for benefits under the Separate Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

     7.5 Tendering of Shares in American Stock Fund.

     (a) Notwithstanding any other provision of a Separate Plan or this Agreement to the contrary, the Trustee shall have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of American Common Stock (which, for purposes of this 7.5, shall include any rights within the meaning of 7.6(a) hereof) held in the American Stock Fund pursuant to any tender offer (as defined herein) except as provided in this 7.5. For purposes of this 7.5, a "tender offer" shall mean any tender or exchange offer for or request or invitation for tenders or exchanges of shares of American Common Stock the consummation of which would result in any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), or any affiliates or associates thereof, becoming the beneficial owner of 10% or more of the then outstanding shares of American Common Stock and shall include, without limitation, any such tender offer made by the Company, any Subsidiary or any other subsidiary or affiliated organization of the Company.

     (b) Each Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of shares of American Common Stock attributable to his interest in the American Stock Fund pursuant to any tender offer received by the Trustee, and the Trustee shall tender, deposit, sell, exchange or transfer such shares (or shall retain such shares in the American Stock Fund) pursuant to such tender offer in accordance with the last-dated timely written direction received by the Trustee from such Participant or Beneficiary. With respect to shares of American Common Stock held in the American Stock Fund as to which timely written directions have not been received by the Trustee from Participants and Beneficiaries to whose interests in the American Stock Fund such shares are attributable, such Participants and Beneficiaries shall be deemed to have directed the Trustee that such shares be retained in the American Stock Fund subject to all provisions of the Separate Plan and this Agreement and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee shall not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. As to any shares of unallocated American Common Stock held by the Trustee, the Trustee shall tender the same proportion thereof as the shares of American Common Stock as to which the Trustee has received written instructions from Participants and Beneficiaries to tender bears to all shares of American Common Stock allocated to Participant and Beneficiary accounts. In the event that, under the terms of such tender offer or otherwise, any shares of American Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee shall use its best efforts to solicit the written direction of each Participant or Beneficiary as to the exercise of withdrawal rights with respect to shares of American Common Stock that have been tendered or deposited pursuant to this 7.5, and the Trustee shall exercise (or refrain from exercising) such withdrawal rights in the same manner as shall reflect the last-dated timely written directions received with respect to the exercise of such withdrawal rights. The Trustee shall not withdraw shares except pursuant to a timely written direction of a Participant or Beneficiary. As to any shares of unallocated American Common Stock held by the Trustee, the Trustee shall withdraw the same proportion thereof as the shares of American Common Stock as to which the Trustee has received written instructions from Participants and Beneficiaries to withdraw bears to all shares of American Common Stock allocated to Participant and Beneficiary accounts. The Trustee shall combine fractional interests of Participants and Beneficiaries in shares of American Common Stock held in the American Stock Fund to the extent possible so that such shares are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants and Beneficiaries in accordance with this 7.5. In giving or being deemed to have given directions to the Trustee as provided in this paragraph
(b), each Participant or Beneficiary shall be acting as a Named Fiduciary with respect to the tender, deposit, sale, exchange or transfer of shares of American Common Stock (or the retention of such shares in the American Stock Fund) in accordance with such directions pursuant to both the first and second sentences of this paragraph (b) and the exercise of (or the refraining from exercising) withdrawal rights with respect to shares of American Common Stock tendered or deposited pursuant to the third sentence of this paragraph (b).

     (c) In the event of a tender offer as to which Participants and Beneficiaries are entitled to give directions as provided in this 7.5, the Trustee shall communicate or cause to be communicated to all Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written direction to the Trustee. In the event of such a tender offer, the Trustee shall distribute or cause to be distributed as promptly as possible to all Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company, any Subsidiary and any other subsidiary or affiliated organization of the Company) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of the Company, any Subsidiary or any other subsidiary or affiliated organization of the Company. The Company and the administrator of each Separate Plan shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants and Beneficiaries, the number of shares of American Common Stock credited to each Participant's or Beneficiary's account and the number of shares not yet allocated thereto, upon which the Trustee may conclusively rely. Anything to the contrary in this Agreement or a Separate Plan notwithstanding, except if the Company or Subsidiary serves as recordkeeper, to the extent necessary to provide the Company or Subsidiary with information necessary accurately to maintain records of Participant and Beneficiary account balances, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant or Beneficiary with respect to any tender offer and the identity of such Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, any Subsidiary and any other subsidiary or affiliated organization of the Company and any director, officer, employee or agent thereof, it being the intent of this 7.5 that the Company, each Subsidiary and each other subsidiary or affiliated organization of the Company and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant or Beneficiary with respect to any tender offer.

     (d) In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of this Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of American Common Stock held in the American Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, or cause any such provision or provisions to conflict with ERISA,or require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange shares of American Common Stock held in the American Stock Fund (or the retention of such shares in the American Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but shall act in accordance with the last-dated timely written directions received from Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of American Common Stock held in the American Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (i) shall take into account directions timely received from Participants and Beneficiaries as being the most indicative of their best interests with respect to a tender offer and (ii) shall take into consideration, in addition to any relevant financial factors bearing on any sale, exchange or transfer or any exercise of withdrawal rights, the continuing job security of Participants as employees of the Company, conditions of employment, employment opportunities and similar matters and the prospects of Participants and Beneficiaries for benefits under the Separate Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

     (e) The proceeds of any sale, exchange or transfer of shares of American Common Stock pursuant to the direction of a Participant or Beneficiary in accordance with this 7.5 shall be allocated to his account in the Separate Plan in the same manner, in the same proportion and as of the same date as were the shares sold, exchanged or transferred and shall be governed by the provisions of this paragraph (e) and, to the extent not inconsistent with this paragraph (e), all other applicable provisions of this Agreement. Such proceeds shall be deemed to be held in the American Stock Fund and shall be subject to this paragraph
(e); provided, however, that, to the extent necessary to segregate any return, loss, gain or income on or from such proceeds (or on or from any reinvestment thereof) from any return, loss, gain or income on or from the remainder of the American Stock Fund, the Company or the administrator of the Separate Plan shall direct the Trustee to segregate such proceeds (and any income or proceeds therefrom) in one or more identified funds. Any such identified fund shall be otherwise governed by the other applicable provisions of this Agreement. Any such proceeds (and any income or proceeds therefrom) shall be invested or reinvested in the same manner as the assets held in the Short-Term Investment Fund.

     7.6 Exercise of Certain Rights Held in American Stock Fund.

     (a) Notwithstanding any other provision of a Separate Plan or this Agreement to the contrary, the Trustee shall have no discretion or authority to sell, exercise, exchange or retain any Preferred Share Purchase Rights of the Company (or any rights issued by the Company in substitution or replacement therefor) held in the American Stock Fund ("rights") except as provided in this 7.6; provided, however, that the sale, retention or taking of any other action relating to rights pursuant to any tender offer shall be governed by the provisions of 7.5 hereof and not by the provisions of this 7.6; and provided, further, that, in connection with any transfer of shares of American Common Stock held in the American Stock Fund as provided in this Agreement, the Trustee may transfer with such shares any rights that are not then transferable separately from such shares.

     (b) Subject to paragraph (d) below, in the event that any rights held in the American Stock Fund shall become transferable separately from the shares of American Common Stock held in the American Stock Fund or shall become exercisable, each Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant or Beneficiary, to sell, exercise or exchange the rights which are attributable to his interest in the American Stock Fund or to retain such rights in the American Stock Fund, and the Trustee shall sell, exercise, exchange or retain such rights in accordance with the last-dated timely written direction received by the Trustee from such Participant or Beneficiary; provided, however, in the case of a Participant or Beneficiary who directs the exercise of such rights, the rights shall be exercised only to the extent cash is available in the Participant's or Beneficiary's account in the American Stock Fund or cash can be obtained pursuant to paragraph (e) below. With respect to rights as to which timely written directions have not been received by the Trustee as provided in the preceding sentence, the Trustee shall in its sole discretion sell, exercise, exchange or retain such rights. The Trustee shall combine fractional interests in rights of Participants and Beneficiaries who have given timely written directions as provided in the first sentence of this paragraph
(b) to the extent possible so that the rights attributable to their interests in the American Stock Fund are sold, exercised, exchanged or retained in a manner which reflects as accurately as possible the collective directions given by them. In giving directions to the Trustee as provided in this paragraph (b), each Participant or Beneficiary shall be acting as a Named Fiduciary with respect to the sale, exercise, exchange or retention of rights in accordance with such directions.

     (c) Subject to paragraph (d) below, in the event that any rights shall become transferable separately from the shares of American Common Stock held in the American Stock Fund or shall become exercisable, the Trustee shall communicate or cause to be communicated to all Participants and Beneficiaries entitled to give directions with respect thereto as provided in this 7.6 the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written directions to the Trustee and shall distribute or cause to be distributed as promptly as possible to such Participants and Beneficiaries all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company, any Subsidiary and any other subsidiary or affiliated organization of the Company) that are being distributed to holders of such rights and either are directed generally to such holders or relate to such rights, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of the Company, any Subsidiary or any other subsidiary or affiliated organization of the Company. The Company and the administrator of each Separate Plan shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants and Beneficiaries, the number of rights credited to the Participant's or Beneficiary's account, and the amount of cash available in the Participant's or Beneficiary's account in the American Stock Fund, upon which the Trustee may conclusively rely. Anything to the contrary in this Agreement or a Separate Plan notwithstanding, except if the Company or Subsidiary serves as recordkeeper, to the extent necessary to provide the Company or Subsidiary with information necessary accurately to maintain records of Participant and Beneficiary account balances, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant or Beneficiary with respect to such rights and the identity of such Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, any Subsidiary and any other subsidiary or affiliated organization of the Company and any director, officer, employee or agent thereof, it being the intent of this 7.6 that the Company, each Subsidiary and each other subsidiary or affiliated organization of the Company and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant or Beneficiary with respect to any rights.

     (d) In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of this Agreement with respect to the sale, exercise, exchange or retention of any rights held in the American Stock Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such rights not to be sold, exercised, exchanged or retained in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to sell, exercise, exchange or retain such rights as to which written directions were received from Participants and Beneficiaries, but shall act with respect to such rights in accordance with the last-dated timely written directions received from Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any discretion or fiduciary responsibility it may have in any circumstances with respect to the sale, exercise, exchange or retention of any rights held in the American Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (i) shall take into account directions timely received from Participants and Beneficiaries as being the most indicative of their best interests with respect to the sale, exercise, exchange or retention of such rights and (ii) shall take into consideration, in addition to any relevant financial factors bearing on any sale, exercise, exchange or retention of such rights, the continuing job security of Participants as employees of the Company, conditions of employment, employment opportunities and similar matters and the prospects of Participants and Beneficiaries for benefits under the Separate Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

     (e) If practicable and to the extent necessary to exercise rights attributable to the interest of any Participant or Beneficiary in the American Stock Fund, the Trustee shall sell such portion of the rights attributable to such interest as will enable the Trustee to apply the proceeds therefrom to the exercise of the remaining portion of such rights or the Trustee may obtain cash in such other manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Separate Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

     (f) The proceeds of any sale, exercise or exchange of rights pursuant to the direction of a Participant or Beneficiary in accordance with this 7.6 shall be allocated to his account in a Separate Plan in the same manner, in the same proportion and as of the same date as were the shares to which the sold, exercised or exchanged rights were attributable and shall be governed by the provisions of this paragraph (f) and, to the extent not inconsistent with this paragraph (f), all other applicable provisions of this Agreement. Such proceeds shall be deemed to be held in the American Stock Fund and shall be subject to this paragraph (f); provided, however, that, to the extent necessary to segregate any return, loss, gain or income on or from such proceeds (or on or from any reinvestment thereof) from any return, loss, gain or income on or from the remainder of the American Stock Fund, the Company or the administrator of the Separate Plan shall direct the Trustee to segregate such proceeds (and any income or proceeds therefrom) in one or more identified funds. Any such identified fund shall be otherwise governed by the other applicable provisions of this Agreement. Any such proceeds (and any income or proceeds therefrom) shall be invested or reinvested in the same manner as the assets held in the Short-Term Investment Fund.

     7.7 The Trustee shall not be liable for any action taken or not taken in accordance with any written directions given or deemed to have been given by Participants or Beneficiaries acting as Named Fiduciaries as provided in the Separate Plan and this Agreement. The administrator of a Separate Plan shall, as promptly as possible and from time to time thereafter, certify in writing to the Trustee the names, addresses and social security numbers of all Participants and Beneficiaries. Notwithstanding anything to the contrary in this Agreement, (i) the Trustee shall not be authorized to take any direction or deemed direction from or on behalf of any person claiming (or who is claimed) to be a Participant or Beneficiary who has not been certified by the administrator of a Separate Plan to be such pursuant to the preceding sentence and (ii) the Trustee shall have no responsibility to communicate with Participants or Beneficiaries at any addresses other than the most recent addresses certified by the administrator of a Separate Plan pursuant to the preceding sentence or to locate any Participants or Beneficiaries whose addresses are not those most recently so certified. The Trustee shall promptly advise the administrator of the Separate Plan of any information the Trustee may have that the names, addresses and social security numbers most recently certified by the administrator of the Separate Plan pursuant to the next preceding sentence are not current or are otherwise inaccurate.


                                 ARTICLE EIGHT

                                    ACCOUNTS

     The Trustee shall maintain accounts of all receipts and disbursements, including contributions and distributions and purchases, sales and other transactions of the Fund. The accounts, and the books and records relating thereto, shall be open to inspection and audit at all reasonable times by any person or persons designated by the Company or entitled thereto under ERISA.

     Within sixty (60) days after the close of each fiscal year of the Fund and of any other period agreed upon by the Trustee and the Committee, the Trustee shall render to the Committee a statement of account for the Fund for the period commencing with the close of the last preceding period and a list showing each asset thereof as of the close of the current period and its cost and fair market value. The Trustee shall rely conclusively upon the determination of the issuing insurance company with respect to the fair market value of each insurance contract and upon the determination of the Investment Advisor of each Separate Account with respect to the fair market value of those assets allocated thereto which the Trustee deems not to have a readily ascertainable value, and the Trustee shall have no responsibility with respect thereto.

     An account of the Trustee may be approved by the Committee by written notice delivered to the Trustee or by failure to object to the account by written notice delivered to the Trustee within six (6) months of the date upon which the account was delivered to the Committee.

     The approval of an account shall constitute a full and complete discharge to the Trustee as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Trustee, the Company and the Committee were parties. In no event shall the Trustee be precluded from having the accounts of the Trustee settled by a judicial proceeding. Nothing in this Article shall relieve the Trustee of any responsibility, or liability for any responsibility, under ERISA.


                                  ARTICLE NINE

                               TRUSTEE SUCCESSION

     The Trustee may resign at any time by giving written notice to the Company. The Trustee may be removed by the Company at any time with or without cause by giving written notice to the Trustee. The resignation or removal shall be effective sixty (60) days after the date of the Trustee's resignation or receipt of the notice of removal or at such earlier date as the Trustee and the Company may agree.

     In case of the resignation or removal of the Trustee, the Company shall appoint a successor trustee by delivery to the Trustee of a written instrument executed by the Company appointing the successor trustee and a written instrument executed by the successor Trustee accepting the appointment, whereupon, the Trustee shall deliver the assets of the Fund to the successor Trustee but may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Fund.

     The successor Trustee, and any successor to the trust business of the Trustee by merger, consolidation or otherwise, shall have all the powers given the originally named Trustee. No successor Trustee shall be personally liable for any act or omission of any predecessor. Except as otherwise provided in ERISA, the receipt of the successor Trustee and the approval of the Trustee's final account by the Committee in the manner provided in Article EIGHT shall constitute a full and complete discharge to the Trustee.


                                  ARTICLE TEN

                                 MISCELLANEOUS

     Any action required to be taken by the Company shall be by resolution of the Board of Directors or its Executive Committee or by such one or more of its officers and agents as shall be designated to act for the Company by such resolution. Any action required to be taken by any Subsidiary shall be by resolution of its board of directors or by written direction of such one or more of its officers and agents as shall be designated by resolution of its board of directors to act for the Subsidiary. The Trustee may rely upon a certified copy of a resolution filed with the Trustee and shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

     The Company shall certify to the Trustee the names of the members of the Committee acting from time and the identity of each administrator of a Separate Plan, and the Trustee shall not be charged with knowledge of a change in the membership of the Committee or the identity of an administrator of a Separate Plan until so notified by the Company. Any action required to be taken by the Committee shall be by written direction of such one or more of its Secretary and members as shall be designated by the Committee to act for the Committee and the Trustee shall have no responsibility for any action taken by the Trustee in accordance with any such written direction.

     The Trustee may consult with legal counsel, who may also be counsel for the Company, with respect to its responsibilities under this Agreement and shall be fully protected in acting or refraining from acting in reliance upon the written advice of legal counsel.

     In no event shall the terms of any Separate Plan, either expressly or by implication, be deemed to impose upon the Trustee any power or responsibility other than those set forth in this Agreement or in ERISA. The Trustee may assume until advised to the contrary that each Separate Plan and the Fund is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code. The Trustee shall be accountable for contributions made to a Separate Plan and included among the assets of the Fund but shall have no responsibility to determine whether the contributions comply with the provisions of the Separate Plan or of ERISA.

     In any judicial proceeding to settle the accounts of the Trustee, the Company and the Committee shall be the only necessary parties; in any other judicial proceeding with respect to the Trustee or the Fund, the Trustee, the Company and each affected Subsidiary shall be the only necessary parties; and no Participant or Beneficiary shall be entitled to any notice of process. A final judgment in any such proceeding shall be binding upon the parties to the proceeding and upon all Participants and Beneficiaries.

     The Trustee shall be reimbursed for all reasonable expenses incurred in the management and protection of the Fund, including reasonable accounting and legal fees, and shall receive such reasonable compensation for its service as the Trustee and the Company shall from time to time determine. Those items of expense and compensation shall be paid from the Fund, subject to prior payment or reimbursement by the Company or Subsidiary in its discretion.

     The Company has allocated fiduciary responsibility among various persons and entities in accordance with the terms of the Separate Plans and of this Agreement. The Trustee shall have no responsibility for any error or loss that may result by reason of the exercise or non-exercise of that fiduciary responsibility by the person to whom or entity to which it is allocated (other than those duties allocated to the Trustee), and the Company (which has the authority to do so under the laws of the State of Delaware) agrees to indemnify the Trustee from any liability, including reasonable legal fees and expenses, arising therefrom.

     The following provisions shall apply in the event that the Trustee shall be entitled to indemnification under any provision of this Agreement. The Company will be entitled to participate in the defense, or, if it so elects, to assume the defense and to have the defense conducted by counsel chosen by the Company. If the Company provides the defense, any defense expenses incurred by the Trustee (including expenses of additional counsel selected by the Trustee), shall be paid for by the Trustee. In the event the interests of the Company and the Trustee in any such defense are adverse, the Trustee shall be entitled to have the defense conducted by counsel selected by it, the identity of whom shall be subject to the written approval of the Company which shall not be unreasonably withheld, and the reasonable fees of such counsel shall be paid by the Company.

     No part of the Fund shall be diverted to any purpose other than the exclusive benefit of the Participants and Beneficiaries or, except as otherwise permitted under the affected Separate Plan and under ERISA, be remitted to the Company or a Subsidiary; provided, however, that in the event that the Committee shall certify that (i) any contribution has been made by a mistake of fact, or
(ii) that a contribution to the Trust has been conditioned on initial qualification of a Separate Plan under Section 401 or 403(a) of the Code and that such initial qualification has been denied, or (iii) that a contribution has been conditioned upon the deductibility thereof under Section 404 of the Code and that such deduction has been disallowed, and shall direct the return of any such contribution, the Trustee shall return such contribution (or the value thereof if less, as determined by the Committee) to the plan sponsor that made such contribution in accordance with such direction, but in no event shall the Committee direct a return be made other than prior to the expiration of one year following the payment thereof in the case of a direction under (i) above, the denial of initial qualification in the case of a direction under (ii) above, or the disallowance of the deduction in the case of a direction under (iii) above.

     Any person dealing with the Trustee shall not see to the application of any money paid or property delivered to the Trustee or inquire into the provisions of this Agreement or of any Separate Plan or the Trustee's authority thereunder or compliance therewith, and may rely upon the statement of the Trustee that the Trustee is acting in accordance with this Agreement.

     Except as otherwise directed by the administrator of a Separate Plan, which direction shall be in compliance with all applicable provisions of the 1984 Retirement Equity Act, the relevant Separate Plan and Section 401(a)(13) of the Code, any interest of a Participant or Beneficiary in the Fund or in any Separate Plan or in any distribution therefrom shall not be subject to the claims of any creditor, any spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered.

     Loans to Participants as provided for in a Separate Plan shall be granted and administered by the administrator of the Separate Plan. The Trustee shall distribute cash to such Participants who are granted loans in such amount and at such times as the administrator of the Separate Plan shall from time to time direct in writing. Loan payments collected by the administrator of a Separate Plan shall be forwarded to the Trustee. The amount of such loans shall be carried by the Trustee as an asset of the Trust equal to the combined unpaid principal balance of all Participants. The Trustee shall have no responsibility to ascertain whether a loan complies with the provisions of a Separate Plan, for the decision to grant a loan or for the collection and repayment of a loan.


                                 ARTICLE ELEVEN

                                 GOVERNING LAW

     The provisions of ERISA and the law of the State of Illinois shall govern the validity, interpretation and enforcement of this Agreement, and in case of conflict, the provisions of ERISA shall prevail. The invalidity of any part of this Agreement shall not affect the remaining parts hereof.


                                 ARTICLE TWELVE

                           AMENDMENT AND TERMINATION

     The Company may at any time or times with the consent of the Trustee amend this Agreement in whole or in part by written instrument delivered to the Trustee and effective upon the date therein provided.

     This Agreement shall terminate with respect to a Separate Plan by action of the Company or Subsidiary responsible for making contributions to the Plan Account, by the Separate Plan's loss of its qualified status under Section 401(a) of the Code, by the Company's sale or dissolution of the Subsidiary responsible for making contributions to the Plan Account, or by the failure of a corporate successor to the Company to elect to become a party to this Agreement as provided in Section 1.6 of this Agreement. Upon termination with respect to a Separate Plan, the Trustee shall distribute the Plan Account in the manner directed by the administrator of the Separate Plan, in kind to the extent of identified assets and the balance in cash or in kind or partly in each as the Trustee and the administrator of the Separate Plan shall agree, except that the Trustee shall be entitled to prior receipt of such rulings and determinations from such administrative agencies as it may deem necessary or advisable to assure itself that the distribution directed is in accordance with law and will not subject the Fund or the Trustee to liability, and except, further, that the Trustee may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Plan Account.

     This Agreement shall terminate in its entirety when there is no asset included in the Fund.

     IN WITNESS WHEREOF the Company and the Trustee have executed this Agreement by their respective duly authorized officers and have caused their respective corporate seals to be affixed hereto the day and year first above written.


ATTEST:                                        AMERICAN BRANDS, INC.

     Louis F. Fernous, Jr.                           A. Henson
------------------------------                 By--------------------
        Secretary

    (CORPORATE SEAL)





ATTEST:                                        THE NORTHERN TRUST COMPANY

        M. Short                                     Mary T. Dillon
------------------------------                 By------------------------
    Assistant Secretary                              Vice President

    (CORPORATE SEAL)

STATE OF CONNECTICUT )
                     :  ss.: Old Greenwich
COUNTY OF FAIRFIELD  )


     On the 30th day of September, 1991, before me personally came Arnold Henson to me known who being by me duly sworn, did depose and say that he resides at 67 Stag Lane, Greenwich, Connecticut, that he is the Executive Vice President and Chief Financial Officer of AMERICAN BRANDS, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                                   Christine P. Burns
                                          -----------------------------------





STATE OF ILLINOIS )
                  :  ss.:
COUNTY OF COOK    )


     On the 4th day of December, 1991, before me personally came Mary T. Dillon to me known who being by me duly sworn, did depose and say that she resides at 50 S. LaSalle, Chicago, IL, that she is the Vice President of THE NORTHERN TRUST COMPANY, the banking institution described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                                   Vita Rose Lau
                                          -----------------------------------

                                   SCHEDULE A
                                   ----------



         1.     Profit-Sharing Plan of American Brands, Inc.

         2.     Profit-Sharing Plan of Jim Beam Brands Co.

         3.     Aristokraft, Inc. Employee Savings Plan.

         4.     Day-Timers, Inc. Employee Savings Plan.

         5.     Master Lock Company Savings Plan for Salaried Employees.

         6.     Moen Incorporated Savings Plus Plan.

         7.     Twentieth Century Companies, Inc. Employee Savings Plan.

         8.     Waterloo Industries, Inc. Employee Savings Plan.